EXHIBIT 5

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of May 9, 2007, by and between DAKOTA GROWERS PASTA COMPANY, INC., a North Dakota corporation (the "Company"), and MVC CAPITAL, INC. (the "Purchaser").

      This Agreement is made pursuant to the Stock Purchase Agreement, dated as of February 9, 2007 (the "Stock Purchase Agreement"), by and between the Company, Purchaser and La Bella Holdings, LLC, pursuant to which the Company is issuing and selling 1,000,000 shares of its Series F Convertible Preferred Stock, par value $.01 per share (the "Shares") to Purchaser.

      The Shares are being offered and sold to Purchaser without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D, promulgated under the Securities Act. In order to induce Purchaser to enter into the Stock Purchase Agreement, the Company has agreed to provide to Purchaser (and their direct and indirect permitted transferees, if any) the registration rights set forth in this Agreement with respect to the resale of the Shares. The execution and delivery of this Agreement is a condition to the Closing under the Stock Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning provided in the Stock Purchase Agreement.

      In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    SECTION 1

                               Registration Rights

      1.1. Filing of Form S-3 Resale Registration Statement. For so long as Purchaser or an assignee of Purchaser owns any of the Shares, and in its reasonable judgment determines that there is a public market on which it could efficiently sell Registrable Securities (as hereinafter defined) if they were registered pursuant to the Securities Act, Purchaser (or any such assignee) shall have the right to require the Company to prepare and file with the
Securities and Exchange Commission (the "SEC" or the "Commission") a registration statement in accordance with the terms of this Agreement. Purchaser may exercise such right by providing the Company with written notice requesting that the Company file a registration statement as required by this Agreement. As soon as practicable following its receipt of such notice, the Company shall file with the SEC a registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (together with any exhibits, amendments or supplements thereto, and any documents incorporated by reference therein, the "Registration Statement"), with respect to the resale of the Shares, and any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. The securities described in the preceding sentence are collectively referred to herein as the "Registrable Securities".

      1.2. Effectiveness of Registration Statement. The Company shall, subject to Section 6 hereof, use its best efforts to cause the Registration Statement to become effective as soon as practicable and in no event later than three (3) months after the date of filing of the Registration Statement, and shall use its commercially reasonable best efforts to keep the Registration Statement continuously effective from the date such Registration Statement becomes effective until the earlier of (i) the date on which all Shares have been resold under such Registration Statement and (ii) the date on which all Registrable Securities may be resold without restriction or limitation. The obligations under this Section 1.2 will not apply to any delay or complication caused in whole or in part by Purchaser.

      1.3. Supplements; Amendments. Subject to Section 6 hereof, the Company shall supplement or amend the Registration Statement, (i) as required by Form S-3, including, without limitation, the instructions applicable to Form S-3, or by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under the Securities Act or the Exchange Act, respectively, and (ii) to include in the Registration Statement any additional securities that become Registrable Securities by operation of the definition thereof. The Company shall furnish to the holders of the Registrable Securities, or their permitted transferees, as appropriate (collectively, the "Holders"), to which the Registration Statement relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five (5) business days in advance) of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon with respect to the information contained therein regarding the Holders and any plan for resale of the Registrable Securities. The Holders acknowledge or shall acknowledge that they have supplied the information regarding themselves and their plan of resale in the Registration Statement within five (5) business days prior to the filing of the Registration Statement and hereby waive or shall waive any notice of the initial filing of the Registration Statement, and such Holders and their successors and assigns shall promptly notify the Company of any changes in such information.

                                    SECTION 2

                                    Expenses

      The Company shall pay all expenses, fees and costs incurred in connection with the preparation, filing, distribution and effectiveness of the Registration Statement and any supplements or amendments thereto, whether or not the Registration Statement becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Registration Statement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and state securities, or "blue sky," fees and expenses, and the expense of any special audits incident to or required by, or in connection with the filing and effectiveness of the Registration Statement. In addition, the Company shall pay all fees and disbursements of one counsel for the Holders in connection with the preparation, filing, distribution and effectiveness of the Registration Statement and any supplements or amendments thereto, whether or not the Registration Statement becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Registration Statement. The Holders shall pay all underwriting fees and discounts, selling commissions, brokerage fees and stock transfer taxes applicable to the Registrable Securities sold by such Holder and the fees and expenses of any counsel of theirs in addition to the counsel for the Holders whose fees and disbursements are to be paid by the Company.

                                    SECTION 3

                             Registration Procedures

      3.1. Registration. The Company will, from time to time, advise the Holders
as  to  the  status  of  the  preparation,   filing  and  effectiveness  of  the
Registration Statement and, at the Company's expense, will do the following:


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

            (a)  furnish  to each  Holder a copy of the  Registration  Statement
      (including all exhibits thereto) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of the Registration Statement and including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders and any such underwriter for a period of at least three (3) business days, and the Company shall not file the Registration Statement or such prospectus or any amendment or supplement to the Registration Statement or prospectus if any Holder shall reasonably object within three
      (3) business days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing only if the Registration Statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission with respect to such Holder or its plan of resale;

            (b) furnish to each Holder one conformed copy of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of the Registration Statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including, without limitation, documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such Registration Statement, as each of the Holders or any such underwriter, from time to time may reasonably request;

            (c) to the extent practicable, promptly upon the filing of any document that is to be incorporated by reference into the Registration Statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than five (5) business days after such document is filed with the Commission, provide copies of such document to the Holders, if requested, and make representatives of the Company available for discussion of such document and other customary due diligence matters; and provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

            (d) make available at reasonable times for inspection by the Holders, and any attorney, accountant, financial adviser or other representative (collectively, "Representatives") retained by the Holders, subject to the recipient's prior written agreement to keep such information confidential and not use or disclose it, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Holders or their respective Representatives in connection with the preparation, filing and effectiveness of the Registration Statement;

            (e) use its commercially reasonable best efforts (i) to register or qualify all Registrable Securities covered by the Registration Statement under state securities, or "blue sky," laws of such States of the United States of America where required and where an exemption is not available and as the Holders of Registrable Securities covered by the Registration Statement shall reasonably request, (ii) to keep such registration or qualification in effect for so long as the Registration Statement is required to be effective hereunder, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the securities to be sold by the Holders in such jurisdictions, consistent with the plan of distribution described in the prospectus included in the Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;


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

            (f) use its commercially reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be registered or qualified with or approved by all other applicable Governmental Authorities as may be necessary, in the opinion of counsel to the Company and counsel to the Holders of Registrable Securities, to enable the Holders thereof the consummate the disposition of such Registrable Securities;


            (g) subject to Section 6 hereof, promptly notify each Holder of Registrable Securities covered by the Registration Statement (i) upon discovery that, or upon the occurrence of any event as a result of which, the prospectus forming a part of the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings for that purpose, (iii) of any request by the Commission for (A) amendments to the Registration Statement or any document incorporated or deemed to be incorporated by reference in the Registration Statement, or (B) supplements to the prospectus forming a part of the Registration Statement, or (C) additional information, or (iv) of the receipt by the Company of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and file an amendment to the Registration Statement or a supplement to the prospectus as the Company may deem necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and furnish to each Holder a reasonable number of copies of such supplement to, or amendment of, such registration statement and prospectus, and, in the event of a stop order, use its commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

            (h) if reasonably requested by any Holder or if required by law or SEC or other applicable rule or regulation, promptly incorporate in the Registration Statement such appropriate information as the Holder may reasonably request to have included therein by filing a Form 8-K, or filing a supplement to the prospectus, to reflect any change in the information regarding the Holder, and make all required filings with the Commission in respect of any offer or sale of Registrable Securities or any amendment or supplement to the Registration Statement or related prospectus;

            (i) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder and to provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and


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

            (j) use its commercially reasonable best efforts to cause all Registrable Securities included in the Registration Statement to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

                                    SECTION 4

                                 Indemnification

      4.1. Indemnification by the Company. The Company will indemnify:

            (a)   each of the Holders, as applicable,

            (b)   each  of  the  Holder's  officers,   directors,   members  and
                  partners, and

            (c) each individual, partnership, joint stock company, corporation, trust, unincorporated organization, government agency or political subdivision (each of the foregoing, a "Person") controlling each of the Holders within the meaning of SEC Rule 405 under the Securities Act, with respect to the Registration Statement, against all expenses, claims, losses, damages and liabilities (or actions, investigations or proceedings in respect thereof) (collectively, a "Claim") arising out of or based on any actual or alleged untrue statement of a material fact, or any omission of a material fact required to be stated therein or necessary in order to make the statements included therein not misleading, contained in the Registration Statement, any prospectus or other offering document (including any related registration statement, notification or the like) incident to the registration, qualification or compliance, or any violation by the Company of the Securities Act or the
Exchange Act or any other laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each Person controlling each of the Holders, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim (i) arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or their Representatives and stated to be specifically for use therein, or (ii) is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of any person or entity set forth in subsections (a) through (c) above.

      4.2. Indemnification by the Holders. Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such Registration Statement is being effected, indemnify the Company, each of its directors and officers, and each Person who "controls" the Company within the meaning of SEC Rule 405 under the Securities Act, against all Claims arising out of or based on any actual or alleged untrue statement of a material fact, or any omission or a material fact required to be stated therein or necessary in order to make the statement included or incorporated therein not misleading, contained in the Registration Statement, prospectus, or other offering document made by or on behalf of such Holder, and will reimburse the Company, its directors, officers, partners, members or control Persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such Claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; provided, however, that the indemnity obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement; and provided, further, that the only information that a Holder will be required to furnish to the Company for use in any Registration Statement or prospectus relating to the Registrable Securities, or in any amendment, supplement or preliminary materials associated therewith will be statements specifically relating to (a) the beneficial ownership of Company securities by such Holder and its affiliates and (b) the name and address of such Holder. In no event shall a Holder be jointly liable with any other Holder as a result of its indemnification obligations.


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

      4.3. Procedures. Each party entitled to indemnification under this Agreement (each, an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such Claim; provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the investigation or defense of any such Claim shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise which does not include an unconditional release of the Indemnified Party from all liability in respect to such Claim. Each Indemnified Party shall furnish such information regarding itself or the Claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the investigation and defense of such Claim.

      4.4. Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations; provided, however, that the Company will not be liable in any such case to the extent that any such Claim (i) arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or their Representatives and stated to be specifically for use therein, or (ii) is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of any person or entity set forth in Section 4.1(a)-(c) above. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and provided that each Holder shall not be required to contribute more than the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement. Notwithstanding anything to the contrary set forth herein, no party shall be liable for contribution under this Section 4.4 except to the extent and under such circumstances as such party would have been liable for indemnification under Section 4.2 hereof if such indemnification were enforceable under applicable law.


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

                                    SECTION 5

             Plan of Distribution; Information Regarding the Holders

      Each of the Holders agrees that the plan of distribution included in any prospectus relating to the Registrable Securities shall be as set forth on Schedule A-1 hereto and that such Holder will not resell any Registrable Securities pursuant to the Registration Statement in any manner other than as provided therein or herein. Each Holder represents, warrants and covenants to the Company that the information regarding such Holder that appears in the Stock Purchase Agreement and/or Schedule A-2 is accurate and complete in all material respects consistent with Commission Regulation S-K, Items 507 and 508. The Purchaser will confirm promptly by delivery of a signed copy of Schedule A-2, the sale of any Shares pursuant to Rule 144 or the Registration Statement.

                                    SECTION 6

                             Holdback; Postponement

      Notwithstanding the other provisions of this Agreement, if (a) there is material non-public information regarding the Company which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (b) there is a extraordinary business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar extraordinary transaction not in the ordinary course of business) available to the Company which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose, then the Company may (upon not less than two trading days prior written notice by same day delivery of fax or hand delivery) postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 90 days, provided that the Company may not postpone or suspend filing or effectiveness of a registration statement for more than 180 days in the aggregate during any 365-day period and there shall be an aggregate of not more than two (2) suspensions during any 365-day period; provided, however that no postponement or suspension shall be permitted for consecutive 90 day periods arising out of the same set of facts, circumstances or transactions.

                                    SECTION 7

                            Rule 144 Reporting, Etc.

      7.1. SEC Reporting Compliance.

            (a) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, through the second anniversary of this Agreement, the Company will:


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

                  (i) make and keep "current public  information"  regarding the
            Company available, as defined in Commission Rule 144(c) under the Securities Act;

                  (ii) use its commercially reasonable best efforts to file with the Commission in a timely manner all SEC Reports and other filings and documents required of the Company under the Securities Act and the Exchange Act and otherwise; and

                  (iii) so long as a Holder  owns  any  Registrable  Securities, furnish the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements under the Securities Act and the Exchange Act, including compliance with SEC Rule 144(c), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of, or reasonably obtainable by, the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

            (b) The Company shall use its commercially reasonable best efforts to file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instruction to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

      7.2. Stock Purchase Agreement Covenants.  The Company will comply with its
covenants  under  Section  4  of  the  Stock  Purchase   Agreement,   which  are
incorporated herein by this reference.

                                    SECTION 8

                                  Miscellaneous

      8.1. Assignment. The registration rights set forth herein may be assigned, in whole or in part, to any transferee of Registrable Securities permitted in accordance with the Stock Purchase Agreement, which transferee, upon registration on the Company's or its transfer agent's books and records as a holder of record of Registrable Securities, shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of Purchaser shall be a Holder only with respect to such Registrable Securities so acquired and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement and the Stock Purchase Agreement.

      8.2. Section Headings. The titles and headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

      8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      8.4. Notices.

            (a) All communications under this Agreement shall be in writing and shall be delivered by facsimile, by hand, by reliable overnight delivery service such as UPS or FedEx or by registered or certified mail, postage prepaid:

                  (i) if to the Company,  to Dakota Growers Pasta Company,  Inc.
            One Pasta Avenue, Carrington, N.D. 58421, Attention: Timothy J. Dodd, Facsimile: (701) 652-3713, or at such other address as it may have furnished in writing to Purchaser;

                  (ii) if to Purchaser, at MVC Capital, Inc., 287 Bowman Avenue,
            3rd Floor,  Purchase,  New York 10577,  Attention:  Shivani Khurana,
            Facsimile: (914) 701-0315, or at such other addresses as may have been furnished the Company in writing.

            (b) Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if sent by reliable overnight delivery service such as UPS or FedEx, on the first business day following the date of delivery to such service for overnight delivery,
      (iii) if delivered by facsimile, on the date of such facsimile, or (iv) if mailed by registered or certified mail, on the third business day after the date of such mailing.

      8.5. Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. No other person is intended to or shall have any rights or remedies hereunder, whether as a third part beneficiary or otherwise.

      8.6. Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original and all of which shall be one and the same agreement. Any signature that is delivered by facsimile signature page shall be valid and binding, with the same force and effect as if an original, manually signed counterpart.

      8.7. Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      8.8. Severability. In the event that any provision contained herein is unenforceable, the remaining provisions shall continue in full force and effect.

      8.9. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any provision hereof, or of any similar breach or default thereafter occurring; nor shall any wavier of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Holder of any breach or default under this Agreement, or any waiver by a Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in the writing, and that all remedies, either under this Agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

      8.10. Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      8.11. Entire Agreement; Amendment. This Agreement and the Stock Purchase Agreement and the other documents contemplated therein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior understandings, written or otherwise, among such parties. This Agreement may be amended only in a writing signed by the Company and the Holders of a majority of the then outstanding Registrable Securities.

      IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the day and year first set forth above.




                              Dakota Growers Pasta Company, Inc.



                              By: /s/ Edward O. Irion
                                  -------------------------
                              Name:  Edward O. Irion
                              Title: Chief Financial Officer



                              MVC Capital, Inc.



                              By:   /s/ Michael T. Tokarz
                                    ------------------------
                              Name:  Michael T. Tokarz
                              Title: Chairman